Exhibit 10.5
PREFORMED LINE PRODUCTS COMPANY
2016 INCENTIVE PLAN
STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT (“Agreement”) is [DATE] (being the grant date of this stock option award), between Preformed Line Products Company, an Ohio corporation (“Company”), and [NAME] (“Holder”).

    WHEREAS, the Company maintains the Preformed Line Products 2016 Incentive Plan (the “Plan”) for the purpose of (i) motivating key personnel by means of incentive compensation, (ii) furthering the identity of interests of Holders with those of the stockholders of the Company through ownership and performance of the common stock of the Company (“Shares”), and (iii) permitting the Company to attract and retain key personnel and directors whose judgment is important to the successful conduct of the business of the Company; and

    WHEREAS, pursuant to the terms of the Plan, the Compensation Committee (“Committee”) may grant stock options to key personnel of the Company and its subsidiaries and non-employee directors of the Company; and

    WHEREAS, pursuant to the terms of the Plan, the terms, conditions and restrictions of each stock option award are to be set forth in an award agreement; and

    WHEREAS, the Board of Directors has determined that it is appropriate to grant Holder an award under the Plan on the terms, conditions and restrictions provided in this Agreement.

    NOW, THEREFORE, the Company and the Holder agree as follows:

1.Award of Stock Options

Subject to the terms, conditions and restrictions set forth in this Agreement and the Plan, the Company hereby grants to the Holder, for One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, the right to purchase at the option of the Holder, an aggregate of 7,500 shares of Common Stock, $2 par value, of the Company (the “Shares”), at [PRICE] per Share. The options awarded hereunder are Incentive Stock Options.

2.Vesting

None of the Shares subject hereto may be purchased during the first twelve-month period from and after the date hereof, except as provided in Section 3. Thereafter, the Shares may be purchased in the amounts and subject to the vesting schedule set forth below and the provisions of Section 3:

Vesting Date	Number of Shares

3.Method of Exercise

Vested Options may be exercised in blocks of 10 or more Shares after the Vesting Date and prior to a date ten (10) years from the date hereof, but not thereafter, by giving written notice of exercise to the Company, specifying the number of Shares as to which the option is being exercised, and which contains a representation that such Shares are not being acquired with a view toward resale or distribution and will not be sold or otherwise transferred except in compliance with applicable law. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument or method as the Company may accept. If approved by the Committee, payment of the exercise price, in full or in part, may also be made as follows:

(i)Payments may be made in the form of previously acquired unrestricted Shares that have been held for a period of more than six (6) months (by delivery of such Shares or by attestation) or the same class as the Common Stock subject to the Option (with their value based on the Fair Market Value of the Common Stock on the date the option is exercised).

(ii)To the extent permitted by applicable law and the Committee, payments may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(iii)Payment may be made by instructing the Company to withhold a number of shares of Common Stock having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the Option is exercised) equal: (A) the exercise price, multiplied by (B) the number of shares in respect of which the Option shall have been exercised.

4.Delivery

No Shares shall be delivered pursuant hereto until the exercise price therefore has been fully paid and applicable taxes have been withheld, to the extent necessary. The Holder shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Holder (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 3, and (iii) has paid in full for such Shares.

5.Nontransferability of Options

No Option hereunder shall be transferable by a Holder other than, for no value or consideration, (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Holder’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. Subject to the terms of the Plan, any Option shall be exercisable only by the applicable Holder or his or her guardian or legal representative, or any person to whom such Option is permissibly transferred pursuant to this Section 5.

6.Special Rules for Incentive Stock Options

Notwithstanding anything in this Plan to the contrary, Incentive Stock Options shall be subject to the following rules:

(i)No Holder may be granted an Incentive Stock Option if, at the time of the Award, he or she owns (after application of the rules in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary unless: (A) the exercise price is at least 110%

of the Fair Market Value of the underlying Shares as of the Grant Date; and (B) the Incentive Stock Option is not exercisable on or after the fifth anniversary of the Grant Date.

(ii)The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or any Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value exceeds $100,000, such number of Incentive Stock Options with an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as Nonqualified Options.

(iii)Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. A Termination of Employment shall not occur unless and until an employee ceases employment with the Company and all Subsidiaries.

(iv)The foregoing provisions are designed to comply with the requirements of Section 422 of the Code snd shall be automatically amended or modified to comply with amendments or modifications to Section 422 or any successor provisions. Any Incentive Stock Option which fails to comply with Section 422 of the Code is automatically treated as a Nonqualified Option appropriately granted under this Plan provided that it otherwise meets the Plan’s requirements for Nonqualified Options.

7.Termination of Employment

A Holder’s Options shall be forfeited in their entirety upon his or her Termination of Employment, except as set forth below:

(i)Upon a Holder’s Termination of Employment for any reason other than death, Disability or Retirement, any Option held by the Holder that was exercisable immediately before the Termination of Employment may be exercised until the earlier of (A) the 90th day following such Termination of Employment and (B) the last day of the Term thereof;
(ii)Upon a Holder’s death, any Option held by the Holder shall vest and be exercisable until the earlier of (A) the first anniversary of the date of death and (B) the last day of the Term thereof;

(iii)Upon a Holder’s Termination of Employment by reason of Disability, any Option held by the Holder shall vest and be exercisable until the earlier of (A) the first anniversary of the date of Disability and (B) the last day of the Term thereof; and

(iv)Upon a Holder’s Termination of Employment due to Retirement, any Incentive Stock Option held by the Holder shall vest and be exercisable until the earlier of (A) the 90th day following such Termination of Employment and (B) the last day of the Term thereof, and any Nonqualified Option held by the Holder shall vest and be exercisable until the earlier of (A) the fifth anniversary of such Termination of Employment and (B) the last day of the Term hereof.

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to establish different rules concerning the consequences of a Termination of Employment, in an applicable Award Agreement.

8.Relationship to the Plan

This Agreement is subject to the terms of the Plan and any related administrative policies or procedures adopted by the Company. If there is any inconsistency between this Agreement and the

Plan or any such administrative policies or procedures, the Plan and the policies or procedures, in that order, shall govern.

9.No Effect on Employment Relationship

Neither this Agreement, nor the Plan, shall constitute a contract of employment, and shall not confer upon any employee any right to continued employment or service, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee or service of any independent contractor at any time.

10.Transferability: Binding Effect

The rights of the Holder under this Agreement shall not be transferable except, in the event of death, by will or by the laws of descent and distribution. Subject to the provisions of the Plan, this Agreement shall inure to the benefit of and be binding upon the Holder and the Company and their respective heirs, legal representatives, successors and assigns.

11.Amendment

No amendment, modification, waiver or release of or under this Agreement will be effective unless evidenced by an instrument in writing signed by each of the Company and the Holder.

12.Governing Law

This Agreement and all awards made and actions taken hereunder shall be governed by and construed in accordance with federal law and the laws of the State of Ohio, without reference to principles of conflict of laws. The captions herein are not part of the provisions hereof and shall have no force or effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Preformed Line Products Company            Holder

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By:                            By:

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Title:                            Date:

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